Exhibit 10.3

Organovo, Inc.
5871 Oberlin Drive, Suite 150
San Diego, CA 92121

September 19, 2011

Spencer Trask Ventures, Inc.
750 Third Avenue, 11th Floor
New York, New York 10017

Re:           Selling Agent Agreement

Gentlemen:

The undersigned, Organovo, Inc., a Delaware corporation (the “Company”), desires to offer for sale (the “Offering”) to certain “accredited investors” through Spencer Trask Ventures, Inc. (“STVI” or the “Selling Agent”) up to twenty (20) units (“Units”) at a price of $50,000 per Unit, with each Unit consisting of (a) 6% convertible promissory notes in the principal amount of $50,000 (the “Notes”) and (b) warrants (the “Warrants”), to initially purchase 50,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), with an exercise price equal to $1.00.  In the event the Offering is oversubscribed, the Company and the Selling Agent may, in their mutual discretion, sell up to ten (10) additional Units for an aggregate purchase price of $500,000 (the “Over-allotment”).

The offering of the Units will be made by the Company solely pursuant to the Memorandum.  “Memorandum” as used in this Agreement means the Company’s Confidential Information Memorandum dated September __, 2011, inclusive of all exhibits, including without limitation, a Securities Purchase Agreement (sometimes referred to herein as the “Purchase Agreement”) and all amendments, supplements and appendices thereto.  Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Memorandum.

1.           Appointment of Selling Agent.  STVI is hereby appointed a Selling Agent of the Company during the offering period specified in the Memorandum (the “Offering Period”) for the purposes of assisting the Company on a “reasonable efforts, no minimum” basis in finding qualified subscribers for the purchase of Units in connection with the Offering.

2.           Representations and Warranties of the Company.

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(a)           The Memorandum has been diligently prepared by the Company, in conformity with all applicable laws, and is in compliance with Regulation D (“Regulation D”) as promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”)  and the requirements of all other rules and regulations (the “Regulations”) of the Securities and Exchange Commission (the “SEC”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Units are to be offered and sold.  With respect to actions taken by the Company, the Units will be offered and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) and/or Section 4(5) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Selling Agent notifies the Company that the Units are being offered for sale.  The Company has not taken nor will it take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) and/or Section 4(5) of the Act, and knows of no reason why any such exemption would be otherwise unavailable to it. The Company has not been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining it for failing to comply with Section 503 of Regulation D.

(b)           The Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.  There is no fact which the Company has not disclosed to the Selling Agent and its counsel in writing and of which the Company is aware which materially adversely affects or could materially adversely affect the business prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries.

(c)           Except for the compensation set forth in this Agreement, the Company is not obligated to pay, and has not obligated the Selling Agent to pay, a finder’s or origination fee in connection with the Offering, and hereby agrees to indemnify the Selling Agent from any such claim made by any other person as more fully set forth in Section 5 hereof.  The Company has not offered for sale or solicited offers to purchase the Units except for negotiations with the Selling Agent.  Except as set forth in the Memorandum, no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which the Selling Agent’s rights, described herein, shall apply.

(d)           Immediately prior to the First Closing, the Agent’s Warrants (as defined in Section 3(c) hereof) will have been duly authorized.  No holder of any of the Agent’s Warrants will be subject to personal liability solely by reason of being such a holder, and none of the Agent’s Warrants are subject to preemptive or similar rights of any stockholder or security holder of the Company or an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company. Immediately prior to the First Closing, a sufficient number of authorized but unissued shares of Common Stock will have been reserved for issuance upon the exercise of the Agent’s Warrants.

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(e)           The Company has all requisite corporate power and authority to (i) enter into and perform its obligations under this Agreement and (ii) issue, sell and deliver the securities comprising the Units and the Agent’s Warrants.  This Agreement has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws  and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(f)           For the benefit of the Selling Agent, the Company hereby incorporates by reference all of its representations and warranties as set forth in Section 2 of the Purchase  Agreement with the same force and effect as if specifically set forth herein.

2A           Representations, Warranties and Covenants of the Selling Agent.  The Selling Agent hereby represents, warrants and covenants to the Company that each of the following is true in all respects as of the date hereof:

(a)           The Selling Agent is duly registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as a broker-dealer and is a member in good standing of the FINRA and is duly registered as a broker-dealer in those states in which it is required to be so registered in order to carry out the Offering contemplated by the Memorandum.

(b)           The Selling Agent will not offer to sell nor sell any Units on behalf of the Company by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.

(c)           The Selling Agent will notify the Company promptly (and confirm any verbal notice in writing) of the issuance by the SEC or by any state securities administrator of any stop order suspending the effectiveness of any registration or qualification of the Units or enjoining the sale of the Units or enjoining the use of the Purchase Agreement in connection with the offer, sale, or offer for sale of the Units, or of the initiation of any proceedings for that purpose.

3.           Closing; Fees.

(a)           Closing.   Each prospective purchaser of Units will be required to complete and execute one original of the Purchase Agreement and the Accredited Investor Certification and Investor Profile in the forms provided to investors (collectively, the “Investor Documents”).  All funds for subscriptions received from the Offering will be promptly forwarded by the Selling Agent of the Company, if received by it, to and deposited into the escrow account (the “Escrow Account”) established for such purpose with Signature Bank, a New York State chartered bank, 261 Madison Avenue, New York NY 10016 (the “Escrow Agent”).  All such funds for subscriptions of Units will be held in the Escrow Account pursuant to the terms of the Escrow Agreement among the Company, the Selling Agent and the Escrow Agent.  The Company will

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either accept or reject the Investor Documents in a timely fashion and at each closing of the purchase and sale of the Units (each, a “Closing”) will countersign the Purchase Agreement and provide duplicate copies of such Purchase Agreement to the Selling Agent for distribution to the subscribers. The Company will give notice to the Selling Agent of its acceptance of each accepted subscription. The Company will return to subscribers incomplete, improperly executed and rejected Investor Documents and give notice thereof to the Selling Agent upon such return.  If the Company and the Selling Agent have received and accepted subscriptions for the Units prior to the Termination Date and are satisfied that the funds for such Units have been collected and all of the conditions set forth elsewhere in this Agreement and the Purchase Agreement are fulfilled, a Closing shall be held promptly with respect to the Units sold. Thereafter, the remaining Units will continue to be offered and sold until the expiration of the Offering Period or the prior termination of the Offering (“Termination Date”). Additional Closings may from time to time be conducted at times mutually agreeable with respect to additional Units sold. The final Closing (the “Final Closing”) shall occur within ten (10) days from the earlier of the Termination Date or the Company’s acceptance of subscriptions for all Units offered.  Delivery of payment for the accepted subscriptions for Units from the funds received in respect of such sales will be made at each Closing at such place as may be mutually agreed upon between the Company and the Selling Agent against delivery of the Units by the Company. If Investor Documents have not been received and accepted by the Company on or before the Termination Date, the Offering may be terminated by the Company or the Selling Agent for any reason and no Units will be sold, and the Escrow Agent will, at the request of the Company and the Selling Agent, cause all monies received from subscribers for the Units to be promptly returned to such subscribers without interest, penalty, expense or deduction.

(b)           Agents Fee.  The Company will pay a cash fee (the “Agent’s Fee”) to the Selling Agent at each Closing equal to 10% of the aggregate gross proceeds from the sale of Units sold in the Offering.

(c)           Agent Warrants.  As additional compensation hereunder, at the final Closing the Company will issue to the Selling Agent or its designees, for nominal consideration, warrants to purchase a number of shares of Common Stock equal to 20% of the number of shares of Common Stock or units (i) issuable upon conversion of the Notes in the event of a Qualified Next Round Financing (as defined in the Notes) at an exercise price equal to the conversion price of the Notes and (ii) issuable upon conversion of the Notes on the maturity date of the Notes in the event no Qualified Next Round Financing is consummated prior to such date at an exercise price equal to $1.00 per unit (the warrants to be issued per (i) and (ii) above are collectively referred to as the “Agent Warrants”).  The Agent’s Warrants and the Agent’s Fee are sometimes collectively referred to herein as the “Agent’s Compensation.”

The Agent’s Warrants shall provide the holder thereof with a cashless exercise right with respect to the securities issuable upon exercise of such warrant.  The Agent’s Warrants shall be exercisable until the date that is five (5) years after the date of issuance.  For purposes of clarity and notwithstanding anything contained herein, the foregoing Agent Warrants shall not include coverage with respect to the Warrants that are included in the Units being issued in the Offering.

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(d)           Expense Allowance.  The Selling Agent shall also receive a non-accountable expense allowance equal to three percent (3%) of the gross proceeds raised at each Closing (the “Agent Expense Allowance”), which shall cover all of the costs and expenses of the Selling Agent (including legal fees of Selling Agent’s counsel, travel costs, due diligence costs and marketing expenses including expenses related to Company presentations).  Payment of the Agent Expense Allowance will be made out of the proceeds of subscriptions for Units sold at each Closing.  The Selling Agent shall pay the fee of the Escrow Agent out of the Agent Expense Allowance.

(e)           With respect to sales of Units to the Selling Agent or to affiliates, as such term is defined by Rule 405 under the Securities Act, of the Selling Agent, the Agent’s Compensation and the Agent Expense Allowance shall only be paid with respect to the first $100,000 of aggregate gross proceeds derived from the sale of Units to the Selling Agent or such affiliates.

(f)           SA Potential Investors Tail.  The Company shall also pay and issue to the Selling Agent the Agent’s Compensation calculated according to the percentages set forth in Sections 3(b) and (c) of this Agreement, if any person or entity contacted by the Selling Agent during the Offering, other than an executive officer or director of the Company or a person or entity with which the Company or its management can demonstrate a pre-existing material relationship, invests in the Company (the “SA Post-Closing Investors”) at any time prior to the date that is eighteen (18) months after the later to occur of the termination of the Offering and the final closing of the Offering regardless of whether such SA Potential Investor purchased Units in the Offering.  If requested by the Company prior to or at the final closing of the Offering, the Selling Agent shall provide the Company with a list (the “Post-Closing List”) of all persons or entities contacted by it during the Offering Period, and the SA Post-Closing Investors shall be limited to the persons or entities included on the Post-Closing List.

4.           Covenants of the Company.

(a)           Company Expenses. The Company shall pay all expenses incurred in connection with the preparation and printing of all necessary offering documents, amendments, and instruments related to the Offering and the issuance of the Units, the Notes, the Warrants, the Conversion Shares and the Agent’s Warrants, and shall also pay its own expenses for accounting fees, legal fees and other costs involved with the Offering. The parties anticipate that the Memorandum and related documents will be distributed to prospective investors in “pdf” format.

(b)           Blue Sky.  The Company will pay all reasonable filing fees, costs and legal fees for Blue Sky services and related filings and reasonable expenses of counsel (up to $5,000 of legal fees), which $5,000 of legal fees and an additional amount commensurate with the required filing fees shall be paid on or before the First Closing with respect to obtaining Blue Sky exemptions.  Additional amounts, if any, for required filing fees shall be paid at any subsequent Closing, as applicable.  The Blue Sky filings shall be prepared by the Selling Agent’s counsel for the Company’s account. Notwithstanding the foregoing, in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Units.

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The Company will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Selling Agent, any and all reports on Form D as are required.

The Company will promptly provide to the Selling Agent for delivery to all offerees and investors and their representatives any additional information, documents and instruments which the Selling Agent or the Company reasonably deem necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registrations in those states where the Units are to be offered or sold.

(c)           Amendments and Supplements.  The Company covenants and agrees that, until the Offering has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company, or the proposed operations of the Company as described in the Memorandum, as a result of which it is necessary, in the opinion of the Selling Agent and its counsel or counsel to the Company, to amend or supplement the Memorandum in order that the Memorandum not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall immediately prepare and furnish to the Selling Agent a reasonable number of copies of an appropriate amendment of or supplement to the Memorandum, in form and substance satisfactory to the Selling Agent and its counsel.

(d)           Use of Proceeds.  The net proceeds of the Offering will be used by the Company, as more fully described in the Memorandum, for the purposes set forth therein.

(e)           Legal Opinions.  At each Closing and dated as of the date thereof, the Selling Agent shall receive the opinions of Meister Selig & Fein LLP, special counsel to the Company, and of Wilson Sonsini Goodrich & Rosati, counsel to the Company, containing substantially the opinions set forth on Exhibits A-1 and A-2, respectively, annexed hereto.

(f)           Exchange Agreement and Release.  At or prior to the First Closing, the Company shall deliver to the Selling Agent a fully executed Exchange Agreement and Release pursuant with each holder of the Company’s Convertible Notes in the aggregate principal amount of $3,130,000 pursuant to which such holders are exchanging such notes for common stock and warrants in the Company as further described in the Memorandum.

5.           Indemnification.

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(a)           The Company will (i) indemnify and hold harmless the Selling Agent, its sub-agents and their respective officers, directors, employees and each person, if any, who controls the Selling Agent within the meaning of the Act and such selected dealers (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees and disbursements, including appeals), to which any Indemnitee may become subject (x) under the Act or otherwise, in connection with the offer and sale of the Units, and (y) as a result of the breach of any representation, warranty or covenant made by the Company herein, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim of any Indemnitee or any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum  or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by the Selling Agent specifically for use in the preparation thereof, or (B) any violations by the Selling Agent of any federal or state securities laws or rules and regulations thereunder or any self-regulatory organization. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering. The foregoing indemnity agreements will be in addition to any liability which the Company may otherwise have.

(b)           The Selling Agent will indemnify and hold harmless the Company, its officers, directors, employees and each person, if any, who controls the Company within the meaning of the Act against, and pay or reimburse any such person for, any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Company or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses shall result from any claim of the Company, any of its officers, directors, employees, agents, or any person who controls the Company within the meaning of the Act or any third party, but only to the extent that such losses, claims, damages or liabilities are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum made in reliance upon and in conformity with information contained in the Memorandum relating to the Selling Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Selling Agent, specifically for use in the preparation thereof. The Selling Agent will reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. The foregoing indemnity agreements will be in addition to any liability which the Selling Agent may otherwise have.

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(c)           Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 5 except to the extent that the indemnifying party has been actually prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a Material Adverse Effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

6.           Contribution.  To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 5 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the 1934 Act or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selling Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear

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to the total commissions and fees actually received by the Selling Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Selling Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Selling Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Selling Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 6. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Selling Agent within the meaning of the Act will have the same rights to contribution as the Selling Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6. Anything in this Section 6 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the 1934 Act or otherwise available.

7.           Company Cooperation.  The Company shall make members of management and other employees, advisors and agents available to STVI as STVI shall reasonably request for consummating the Offering, and shall commit such time and other resources as are necessary or appropriate to secure reasonable and timely success of the Offering.  The Company shall inform the Selling Agent of any material events or developments reasonably expected to lead to material events that may come to the attention of the Company at any point during the Offering Period.

8.           Securities Law Compliance.  Each of the Company and the Selling Agent agrees to conduct the Offering in a manner intended (a) to qualify as a private placement of the Securities in any jurisdiction in which the Securities are offered and (b) to comply with the requirements of Rule 506 of Regulation D under the Securities Act.  Assuming the accuracy of the representations and warranties given to the Company by each investor to the extent relevant for such determination, the Offering will be exempt from the registration requirements of the Securities Act.  In connection with offers made in the U.S. pursuant to Regulation D, the Company and the Selling Agent agree (i) to limit offers to sell, and solicitations of offers to buy, the Securities to persons reasonably believed by it to be “accredited investors” within the meaning of Rule 501(a) under the Securities Act, and (ii) not to engage in any form of general solicitation or general advertising in connection with the Offering within the meaning of Rule 502 under the Securities Act.

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9.           Termination.  Either the Selling Agent or the Company may terminate the Offering in its sole discretion before Closing.  The Company shall promptly pay to the Selling Agent the amount of its actual out-of-pocket expenses (including fees and disbursements of counsel) upon presentation of documentation demonstrating that such expenses have actually been incurred if termination is based on any of the following: (i) the Company terminates the Offering during the Offering Period for any reason other than the Selling Agent’s breach of this Agreement; or (ii) the Selling Agent terminates the Offering during the Offering Period because (a) the Company has not performed any material obligation under this Agreement or any representation or warranty under this Agreement is inaccurate in any material respect, and the Company’s non-performance remains unremedied within ten (10) days after written notice thereof from the Selling Agent; (b) there has been, since the respective dates as of which information is given in the Memorandum, any material adverse change in the condition, financial or otherwise, of the Company, or (c) facts have come to the Selling Agent’s attention that cause the Selling Agent to believe that the Memorandum contains an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, and the Company, within ten (10) days’ after written notice thereof from the Selling Agent, has not remedied such untrue statement of a material fact or omission to state a material fact by the preparation of a supplement to the Memorandum.  Upon termination, all subscription documents and payment for the Units shall be returned to the respective subscribers, without interest or deduction.

10.           Miscellaneous.

(a)           Survival.  Any termination of the Offering shall be without obligation on the part of any party except that the provisions of Sections 3(f), 4(a), 5, 6, 9 and 10(b), (d) and (e) shall survive.

(b)           Representations, Warranties and Covenants to Survive Delivery.  The representations, warranties, indemnities, agreements, covenants and other statements of the Company contained herein shall survive for a period of one (1) year following the final closing of the Offering, if any.

(c)           No Other Beneficiaries.  This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors, controlling persons and permitted assigns, and no other person, firm or corporation shall have any third party beneficiary or other rights hereunder.

(d)           ARBITRATION, CHOICE OF LAW; COSTS.This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of New York. THE PARTIES AGREE THAT ANY DISPUTE, CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE TERMINATION OR VALIDITY HEREOF, ANY ALLEGED BREACH OF THIS AGREEMENT OR THE ENGAGEMENT CONTEMPLATED HEREBY (ANY OF THE FOREGOING, A “CLAIM”) SHALL BE SUBMITTED TO THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC (“JAMS”), OR ITS SUCCESSOR, IN NEW YORK, FOR FINAL AND BINDING ARBITRATION IN FRONT OF A PANEL OF THREE ARBITRATORS WITH JAMS IN NEW YORK, NEW YORK UNDER THE JAMS COMPREHENSIVE ARBITRATION RULES AND

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PROCEDURES (WITH EACH OF THE SELLING AGENT AND THE COMPANY CHOOSING ONE ARBITRATOR, AND THE CHOSEN ARBITRATORS CHOOSING THE THIRD ARBITRATOR).  THE ARBITRATORS SHALL, IN THEIR AWARD, ALLOCATE ALL OF THE COSTS OF THE ARBITRATION, INCLUDING THE FEES OF THE ARBITRATORS AND THE REASONABLE ATTORNEYS’ FEES OF THE PREVAILING PARTY, AGAINST THE PARTY WHO DID NOT PREVAIL.  THE AWARD IN THE ARBITRATION SHALL BE FINAL AND BINDING.  THE ARBITRATION SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. SEC.1-16, AND THE JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF.  THE COMPANY AND THE SELLING AGENT AGREE AND CONSENT TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE IN ANY FEDERAL OR STATE COURT WITHIN THE STATE AND COUNTY OF NEW YORK IN CONNECTION WITH ANY ACTION BROUGHT TO ENFORCE AN AWARD IN ARBITRATION.

(e)           Notices.                 All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, receipt acknowledged, (ii) five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid or (iii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.  All notices shall be made to the parties at the addresses designated above or at such other or different addresses which a party may subsequently provide with notice thereof, and to their respective legal counsel, as follows:

If to STVI, to:

Spencer Trask Ventures, Inc.
535 Madison Avenue
New York, New York 10022
Attn: John Heidenreich, President

With a copy to:

Littman Krooks LLP
655 Third Avenue, 20th Floor
New York, NY 10017
Attn.: Steven D. Uslaner, Esq.

or to such other person or address as STVI shall furnish to the Company in writing.

If to the Company, to:

Organovo, Inc.
5871 Oberlin Drive, Suite 150

Spencer Trask Ventures, Inc.
August __, 2011

San Diego, CA 92121
Attention: Keith Murphy, Chief Executive Officer
Fax:  (858) 550 - 9948

With a copy to:

Meister Selig & Fein LLP
Two Grand Central Tower
140 East 45th Street, 19th Floor
New York, NY 10017,
Attn: Kenneth S. Goodwin, Esq.
Fax:  (212) 655-3535

or to such other person or address as the Company shall furnish to STVI in writing.

(f)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on anyone counterpart).  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.

(g)           Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, documents, negotiations and discussions, whether oral or written, of the parties hereto.

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[SIGNATURE PAGE FOLLOWS]

Spencer Trask Ventures, Inc.
August __, 2011

If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

Dated:           September 19, 2011

Very truly yours,

ORGANOVO, INC.

Date	By:	/s/ Keith Murphy
Keith Murphy
Chief Executive Officer

ACCEPTED AND AGREED TO:

SPENCER TRASK VENTURES INC.

By:	/s/ John Heidenreich
John Heidenreich
President

Spencer Trask Ventures, Inc.
August __, 2011

Exhibit A-1
Form of Company Special Counsel Opinion

1.           Based solely on the Certificate of Incorporation and good standing certificate from the State of Delaware, the Company is a corporation duly organized as a corporation and is validly existing and in good legal standing under the laws of the State of Delaware.  Based solely upon our review of the _________, the Company is qualified to do business in the states of _____________.

2.           The Company has (a) the corporate power to execute, deliver and perform its obligations under the Selling Agreement and the Transaction Documents, and (b) taken all corporate action necessary to authorize the execution, delivery and performance of the Selling Agreement and the Transaction Documents.

3.           The Selling Agreement and the Transaction Documents are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court at law or in equity). The Notes and Warrants have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents will be validly issued, fully paid and non-assessable.

4.           The shares of Common Stock issuable upon (i) exercise of the Warrants and the Agent’s Warrants and (ii) conversion of the Notes (the “Conversion Shares”) when issued and paid for in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable.  The issuance of the Notes, Warrants, Agent’s Warrants and the Conversion Shares are not subject to any statutory or, to our knowledge, contractual preemptive rights of any stockholder of the Company.  A sufficient number of authorized but unissued shares of Common Stock have been reserved for issuance upon the conversion of the Notes and due exercise of the Warrants and Agent’s Warrants as of the date hereof.

5.           The execution, delivery and performance by the Company of the Selling Agreement and the Transaction Documents and the consummation by the Company of the transactions contemplated thereby will not (i) violate the provisions of the Delaware General Corporation Law or any United States federal or state law, rule or regulation known to us to be currently applicable to the Company,  (ii) violate the provisions of the Company's Certificate of Incorporation or By-Laws; (iii) violate any judgment, decree, order or award known to us of any court, governmental body or arbitrator having jurisdiction over the Company; or (iv) result in the breach or termination of any material term or provision of an agreement known to us to which the Company is a party, except in any such case where the breach or violation would not have a Material Adverse Effect upon the business, financial condition, prospects, or results of operations of the Company or its ability to perform its obligations under the Selling Agreement and Transaction Documents.

Spencer Trask Ventures, Inc.
August __, 2011

6.           No consent, approval or authorization of, or other action by, and no notice to or filing with, any United States federal or state governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Selling Agreement or Transaction Documents and the consummation by the Company of the transactions contemplated thereunder, except for (A) the notices and filings required by state and federal securities laws; (B) any filings relating to public disclosure of the transactions contemplated by the Transaction Documents, or (C) any required consent, approval, authorization, action or filing has been obtained, performed or made by the Company.

7.           Assuming that the Units were sold only to “accredited investors” (as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), the  Selling Agent complied in all material respects with Regulation D of the Securities Act and the terms and conditions of the Offering set forth in the Selling Agreement and the Memorandum, and assuming further that a Form D was properly filed with the Securities and Exchange Commission, the securities comprising the Units will be issued pursuant to valid exemptions from the registration requirements of the Securities Act and will not be registered under the Securities Act and such securities will constitute “restricted securities” under the Securities Act.

8.           Except as disclosed in the Memorandum, to our knowledge, there is no action, proceeding or litigation pending or threatened against the Company before any court, governmental or administrative agency or body.

Spencer Trask Ventures, Inc.
August __, 2011

Exhibit A-2
Form of Company Counsel Opinion

The authorized and outstanding capital stock of the Company is as set forth in the Memorandum.  All of the outstanding shares of capital stock of the Company are duly authorized and validly authorized, are fully paid and non assessable and were not issued in violation of, or subject to, any statutory or, to our knowledge, contractual preemptive rights.